Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

Execution Version

<u>OMNIBUS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT AND SUPPLY AGREEMENT</u>

This **OMNIBUS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT AND SUPPLY AGREEMENT** (this "***Amendment***"), effective as of March 13, 2023 (the "***Amendment Effective Date***"), is entered into by and amongst Xeris Pharmaceuticals, Inc., having an address at 180 N. LaSalle St., Suite 1600, Chicago, Illinois 60601 (as successor-by-assignment to Strongbridge Dublin Limited as successor-by-transfer to Strongbridge Biopharma plc, "***Xeris***" or "***Buyer***"), and Taro Pharmaceuticals North America, Inc., having an address at Harbour Place, 103 South Church Street, Grand Cayman KY1-1202, Cayman Islands ("***Taro***" or "***Seller***"). Xeris and Taro are each referred to herein as a "***Party***" and collectively as the "***Parties***."

<u>*W- I- T-N- E- S- S- E- T- H*</u>

WHEREAS, Xeris and Taro entered into that certain (i) Asset Purchase Agreement effective December 12, 2016, as amended by the Ominibus Assignment and Assumption Agreement and Amendment No. 1 effective as of March 13, 2023 (the "***Purchase Agreement***") and (ii) Supply Agreement effective December 12, 2016, as amended by the Ominibus Assignment and Assumption Agreement and Amendment No. 1 effective as of March 13, 2023 (the "***Supply Agreement***" and, together with the Purchase Agreement, the "***Agreements***");

WHEREAS, the Parties wish to amend the Agreements in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. <u>Amendment of Purchase Agreement</u>. As of the Amendment Effective Date, the Parties agree that the Purchase Agreement is hereby amended as follows:

(a) By updating all references in the Purchase Agreement to an Agreement to mean such Agreement as amended by this Amendment.

(b) By inserting in Section 1.1 in alphabetical order a new defined term as follows:

"<u>Second Amendment Effective Date</u>" means March 13, 2023.

(c) By deleting the defined term "Product" in Section 1.1 of the Purchase Agreement in its entirety and inserting in lieu thereof a new defined term "Product" as follows:

"<u>Product</u>" means the pharmaceutical product approved for Commercialization in the U.S. under the NDA and marketed (x) under the Product Trademark in the Territory and, as applicable, (y) after the Second Amendment Effective Date, as an authorized generic in the Territory; provided, however, that for purposes of Sections 2.3, 4.1 and 4.2 the term "Product" shall not include this clause (y)."

(d) By inserting new clause (e) immediately following clause (d) of Section 2.6 as follows:

2 “(e) For the avoidance of doubt, Section 2.6 shall not survive the termination or expiration of this Agreement.” (e) The last sentence in Section 4.3(a) of the Purchase Agreement is deleted and replaced by the following sentence: “Commencing on January 15, 2018 and on each anniversary thereafter through January 15, 2027, Xeris will provide reasonable documentation demonstrating its compliance under Schedule 4.3.” (f) Schedule 4.3 of the Purchase Agreement is deleted in its entirety and new Schedule 4.3 hereto is inserted in lieu thereof. 2. Amendment of Supply Agreement. As of the Amendment Effective Date, the Parties agree that the Supply Agreement is hereby amended as follows: (a) By updating all references in the Supply Agreement to an Agreement to mean such Agreement as amended by this Amendment. (b) By inserting in Section 1.1 in alphabetical order a new defined term as follows: “Authorized Generic” has the meaning set forth in the defined term “Product”.” (c) By deleting the defined term “Product” in Section 1.1 of the Supply Agreement in its entirety and inserting in lieu thereof a new defined term “Product” as follows: “Product” means, as the context requires, the following finished products Manufactured for sale in the Territory: (x) KEVEYIS® (dichlorophenamide) 50 mg tablets in labeled final packaging in accordance with the Specifications and/or (y) dichlorophenamide 50 mg tablets in labeled final packaging in accordance with the Specifications and marketed without the Product Trademark as an authorized generic (the “Authorized Generic”). (d) By deleting the penultimate sentence in Section 3.1(a) and inserting in lieu thereof a new sentence as follows: “Buyer agrees to exclusively purchase from Seller and Seller agrees to exclusively sell to Buyer, the Product for sale in the Territory.” (e) By inserting at the end of the first sentence of Section 3.2(a) immediately before the period the following new text: “, including the quantity of Product which shall constitute Unlabeled Product or Authorized Generic” (f) By deleting the first two sentences of Section 3.2(c) of the Supply Agreement in their entirety and inserting in lieu thereof a new second sentence as follows: “Except as otherwise specified below, Buyer shall deliver a purchase order not less than one hundred twenty (120) days prior to the requested delivery date for the Product (“Purchase Order”). Each Purchase Order shall specify the quantities of Product requested (including any quantities of Unlabeled Product or Authorized Generic requested) and except in the case of Unlabeled Product, the delivery date and the destination for delivery of the Product. In the case of Unlabeled Product which is in storage, Buyer shall deliver to Seller a subsequent Purchase Order specifying the Labeling, delivery date and the destination for delivery of the Product not less than forty-five (45) days prior to the requested delivery date for the Unlabeled Product.”

3 (g) By inserting new clause (vii) immediately following clause (vi) in Section 3.3 as follows: “(vii) Contract Years 2023-2026: For each Contract Year, the number of Units of Product equal to (i) prior to the first sale of a Generic Product, [***] Units of Product and (ii) following the first sale of a Generic Product in the Territory[***] of the Units of Product purchased by Buyer hereunder during the immediately preceding Contract Year (e.g. if in Contract Year 2022, Buyer purchased [***] Units of Product and a Generic Product sale takes place in 2023, then the Minimum Order Quantity for Contract Year 2023 would be [***] Units (i.e., [***] of [***] Units) of Product).” (h) By deleting clause (b) of Section 3.3 and inserting in lieu thereof new clause (b) as follows: “[Reserved].” (i) By inserting at the end of Section 3.6 the following new sentence: “The process for determining the initial Product labelling, the Authorized Generic labelling and the process for changing any such labelling (including any artwork changes) is set forth on Schedule 3.6. The Parties will use their Commercially Reasonably Efforts to implement any labeling changes within thirty (30) days of the date the labeling change was requested.” (j) By deleting Schedule 3.6 in its entirety and inserting in lieu thereof Schedule 3.6 hereto. 3. Authority. Each Party represents and warrants that it has the necessary power and authority to enter into and perform its obligations under this Amendment and the Agreements, as amended by this Amendment, and upon execution, this Amendment will be a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms. Each Party further represents and warrants that the execution, delivery and performance of this Amendment and the Agreements, as amended by this Amendment, do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any Applicable Law (as defined in the Supply Agreement) or any provision of its certificate of incorporation, by-laws or other founding document, or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected. In addition, each Party represents and warrants that it (and its Affiliates) are not currently debarred, suspended or otherwise excluded by any government agency from receiving government contracts in the Territory (as defined in the Supply Agreement), nor is it, or its Affiliates or any of its employees debarred under the applicable provisions of the Food, Drug, and Cosmetic Act. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, United States without regard to its conflicts of laws principles. 5. Amendments. This Amendment may not be amended, waived or terminated without the written consent of all Parties. 6. Successors. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. 7. Entire Agreement. Each Party acknowledges that this Amendment constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all previously writings and understandings, whether written or oral, with respect to the subject matter hereof.

4 8. Severability. If any part of this Amendment is declared invalid by any legally governing authority having jurisdiction over a Party, then such declaration shall not affect the remainder of this Amendment and the Parties shall revise the invalidated part in a manner that will render such provision valid without impairing the Parties’ original intent. 9. Recitals. The recitals set forth above are incorporated into and made part of this Amendment. 10. Full Force and Effect. Except as amended herein, each Agreement shall remain unchanged and in full force and effect in accordance with such Agreement’s original terms. SIGNATURES ON NEXT PAGE

5 IN WITNESS WHEREOF, the Parties have each caused a duly authorized representative to execute this Amendment as of the Amendment Effective Date. Xeris Pharmaceuticals, Inc.: /s/John Shannon Authorized Signature John Shannon Typed or Printed Name ____Director___ Title 3/13/2023 Date Taro Pharmaceuticals North America, Inc.: _/s/Avi Avramoff____ Authorized Signature Avi Avramoff Typed or Printed Name VP Head of R&D Title 3/10/2023 Date

6 SCHEDULE 4.3 MARKETING COMMITMENT 2017 2018 2019 2020 2021 2022 - 2027 Xeris SG&A Target* [***] [***] [***] [***] [***] [***] * in millions of US dollars and as measured by GAAP accounting on Xeris Biopharma Holdings, Inc.'s Financial statements

7 SCHEDULE 3.6 PROCEDURE FOR INITIAL LABELING AND ANY LABELING CHANGE Initial Product Labeling/Authorized Generic Labeling Xeris provides files and artwork to Taro to design and/or implement changes to existing Product labels or to create Authorized Generic Label(s). If Xeris Changing: 1. Taro provides files to Xeris to review and make DRAFT revisions 2. Taro receives artwork and Regulatory Reviews 3. Taro Regulatory responds with any further correction or revision requests depending on Xeris alterations 4. If no change request, routing within Taro internal artwork system is initiated within Production, Marketing and further Regulatory 5. If change requested, than first step is visited above and process continues through each point until agreed and approved 6. Artwork then sent to Xeris for Approval 7. Artwork then FTP’d and routed to vendor to create Proof 8. Proof sent to Xeris for approval 9. After approval vendor will print If Taro Changes: 1. Taro graphics team seeks graphics material from Xeris (text or branding requirements) 2. Taro graphics team makes proper DRAFT revisions 3. Taro Regulatory Reviews for any corrections or further revision needs 4. Taro sends artwork for Xeris to review for comment, approval and regulatory assessment to determine NDA reporting category 5. If no change request, routing within Taro internal artwork system is initiated within Production, Marketing and further Regulatory 6. If change request from Xeris, than step 2 is visited above and process continues through each point until agreed and approved 7. Artwork then FTP'd and routed to vendor for print